UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/10/2008

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34143

Delaware	77-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5000 Walzem Rd. San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2008, Glenn Reinus, our Senior Vice President, Worldwide Sales, provided notice to us that his previously disclosed retirement shall become effective as of December 31, 2008.

In addition, we entered into an Option Exercise Extension Agreement with Mr. Reinus on December 10, 2008, whereby Mr. Reinus's right to exercise 1,510,083 vested options was extended from 90 days to one year from his retirement date. A copy of the Option Exercise Extension Agreement is attached to this filing as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

10.1 Option Exercise Extension Agreement, dated December 10, 2008 by and between Glenn Reinus and Rackspace Hosting, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date: December 12, 2008	By:	/s/ Bruce R. Knooihuizen
Bruce R. Knooihuizen
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
EX-10.1	Option Exercise Extension Agreement, dated December 10, 2008 by and between Glenn Reinus and Rackspace Hosting, Inc.